                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 3 TO
                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)   MARCH 18, 2005
                                                            --------------


                               EMRISE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                 001-10346                 77-0226211
 ----------------------------      ------------            -------------------
 (State or other jurisdiction       (Commission               (IRS Employer
       of incorporation)           File Number)             Identification No.)

        9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA 91730
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (909) 987-9220
                                                          --------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On March 1, 2005, Emrise Corporation ("Emrise") and XCEL Corporation Limited, a second-tier wholly-owned subsidiary of Emrise ("XCEL"), entered into an agreement ("Purchase Agreement") to acquire all of the issued and outstanding capital stock of Pascall Electronic (Holdings) Limited ("PEHL"). The closing of the purchase occurred on March 18, 2005. Emrise loaned to XCEL the funds that XCEL used to purchase PEHL. PEHL has one wholly-owned subsidiary, Pascall Electronics Limited ("Pascall"), which produces, designs, develops, manufactures and sells power supplies and radio frequency products for a broad range of applications, including in-flight entertainment systems and military programs.

         Under the Purchase Agreement, XCEL purchased all of the outstanding capital stock of PEHL, using funds loaned to XCEL by Emrise. The purchase price for the acquisition totaled $9,669,000, subject to adjustments as described below, and included a $5,972,000 cash payment to PEHL's former parent, a $3,082,000 loan to PEHL and Pascall and approximately $615,000 in acquisition costs, as described below.

         The initial portion of the purchase price was 3,100,000 British pounds sterling (approximately U.S. $5,972,000 based on the exchange rate in effect on March 18, 2005). The initial portion of the purchase price was paid in cash at the closing and is subject to upward or downward adjustment on a pound for pound basis to the extent that the value of the net assets of Pascall as of the closing date was greater or less than 2,520,000 British pounds sterling.

         On May 6, 2005, Emrise submitted to Intelek Properties Limited (which is a subsidiary of Intelek plc, a London Stock Exchange public limited company, and is the former parent of PEHL), Emrise's calculation of the value of the net assets of Pascall as of the closing date, which Emrise believes slightly exceeded 2,520,000 British pounds sterling. Intelek Properties Limited has indicated that its own calculation exceeds Emrise's calculation by approximately 100,000 British pounds sterling (approximately U.S. $193,000 based on the exchange rate in effect on March 18, 2005). Emrise is working to resolve this discrepancy. Any payment relating to the increase or reduction of the purchase price based on the value of the net assets of Pascall will be due from XCEL or Intelek Properties Limited, as the case may be, within 14 days of the acceptance of the calculation. A default rate of interest equal to 3% above the base lending rate of Barclays Bank plc London will apply if the adjustment payment is not timely made. However, Emrise anticipates that any adjustment payment based on this calculation will not be material to Emrise's financial results and that it will be timely made. The purchase price is also subject to downward adjustments for any payments that may be made to XCEL under indemnity, tax or warranty provisions of the Purchase Agreement.

         XCEL loaned to PEHL and Pascall at the closing 1,600,000 British pounds sterling (approximately U.S. $3,082,000 based on the exchange rate in effect on March 18, 2005) in accordance with the terms of a Loan Agreement entered into by those entities at the closing. The loaned funds were used to immediately repay outstanding intercompany debt owed by PEHL and Pascall to Intelek Properties Limited.

         Emrise and Intelek plc have agreed to guarantee payment when due of all amounts payable by XCEL and Intelek Properties Limited, respectively, under the Purchase Agreement. Emrise and XCEL agreed to seek to replace the guaranty that Intelek Properties Limited has given to Pascall's landlord with a guaranty by Emrise, and XCEL has agreed to indemnify Intelek Properties Limited and its affiliates for damages they suffer as a result of any failure to obtain the release of the guarantee of the 17-year lease that commenced in May 1999. The leased property is a 30,000 square foot administration, engineering and manufacturing facility located off the south coast of England.

         Intelek Properties Limited has agreed to various restrictive covenants that apply for various periods following the closing. The covenants include non-competition with Pascall's business, non-interference with Pascall's customers and suppliers, and non-solicitation of Pascall's employees. In conjunction with the closing, Intelek Properties Limited, Intelek plc, XCEL, and Emrise entered into a Supplemental Agreement dated March 18, 2005. The Supplemental Agreement provides, among other things, that an interest-free bridge loan of 200,000 British pounds sterling (approximately U.S. $385,000 based on the exchange rate in effect on March 17, 2005) that was made by Intelek Properties Limited to Pascall on March 17, 2005 would be repaid by Pascall by March 31, 2005. XCEL agreed to ensure that Pascall had sufficient funds to repay the bridge loan. The bridge loan was repaid in full by Pascall on the March 31, 2005 due date.

         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with this acquisition, including $615,000 in acquisition costs:

                                                           Dollars
                                                        in Thousands
                                                        -------------

        Current assets...............................   $      6,196
        Property, plant and equipment................          1,367
        Intangibles, including goodwill..............          4,721
                                                        -------------
        Total assets acquired........................         12,284
        Current liabilities..........................          2,535
        Other liabilities............................             80
                                                        -------------
        Total liabilities assumed....................          2,615
                                                        -------------
        Net assets acquired..........................   $      9,669
                                                        =============

         The purchase price represented a significant premium over the recorded net worth of Pascall's assets. In determining to pay this premium, we considered various factors, including the opportunities that Pascall presented for us to add radiofrequency ("RF") components and RF subsystem assemblies to our product offerings, the marketing resources of Pascall in the United States power supplies market, and expected synergies between Pascall's business and our existing power supplies business.

         In conjunction with the acquisition of Pascall, Emrise has selected a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. The Company has considered whether the acquisition included various types of identifiable intangible assets, including trade names, trademarks, patents, covenants not to compete, customers, workforce, technology and software. Emrise has estimated that the Pascall trade name and trademark are valued at $50,000. Emrise has estimated that the covenants not to compete that were obtained from Pascall's former affiliates are valued at $100,000 in light of public statements made by those affiliates indicating that they were strategically exiting the power supply business, which Emrise believes result in a low probability that they would return to the power supply business absent the covenants not to compete. Emrise believes that no other identifiable intangible assets of significant value were acquired. The Company has not ascribed any value to Pascall's customer base because Emrise's United Kingdom subsidiary, XCEL Power Systems, Ltd., already sells to Pascall's key customers. Pascall's workforce does not hold any special skills that are not readily available from other sources. Emrise did not identify any valuable completed technology that was acquired, because Pascall utilizes non-proprietary technology to produce custom power supplies pursuant to customer specifications. Pascall does not develop or design software and does not own software of any material value.

         Accordingly, Emrise has estimated that the goodwill associated with the Pascall acquisition totaled $4,571,000. The Pascall trade name and trademark were determined to have indefinite lives and therefore are not being amortized but rather are being periodically tested for impairment. The covenants not to compete will be amortized over their three-year duration. The valuation of the identified intangible assets is expected to be completed during the quarter ending September 30, 2005 and could result in changes to the value of these identified intangible assets and corresponding changes to the value of goodwill. However, Emrise does not believe these changes will be material to its financial position or results of operations.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.
         --------------------------------------------

         The following financial statements of PEHL and its subsidiary are included in this report:

                                                                            Page
                                                                            ----

Report of Independent Auditors...............................................F-1

Consolidated Profit and Loss Account for the Period Ended 18 March
2005 and for the Twelve Months Ended 31 March 2004...........................F-2

Consolidated Balance Sheet at 18 March 2005 and 31 March 2004................F-3

Balance Sheet at 18 March 2005 and 31 March 2004.............................F-4

Consolidated Cash Flow Statement for the Period Ended 18 March 2005
and for the Twelve Months Ended 31 March 2004................................F-5

Notes to Consolidated Financial Statements for the Period
from 1 April 2004 to 18 March 2005 and for the Twelve Months
Ended 31 March 2004..........................................................F-6

REPORT OF THE INDEPENDENT AUDITORS

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF PASCALL ELECTRONIC (HOLDINGS) LIMITED

We have audited the consolidated balance sheets and the company balance sheets of Pascall Electronic (Holdings) Limited as at 18 March 2005 and 31 March 2004 and the consolidated profit and loss accounts and consolidated cash flows for the period from 1 April 2004 to 18 March 2005 and for the year ended 31 March 2004. These financial statements are the responsibility of Pascall Electronic (Holdings) Limited's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Pascall Electronic (Holdings) Limited as at 18 March 2005 and 31 March 2004 and the results of its operations and its cash flows for the period from 1 April 2004 to 18 March 2005 and for the year ended 31 March 2004 in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 29 to the financial statements.





/s/ GRANT THORNTON UK LLP
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS

Northampton, England
27 June 2005

PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS

CONSOLIDATED PROFIT AND LOSS ACCOUNT


                                                                       PERIOD           YEAR
                                                                        ENDED          ENDED
                                                                    18 MARCH 2005   31 MARCH 2004
                                                             NOTE     (POUNDS)        (POUNDS)

TURNOVER                                                      2       5,577,648       6,650,278

Cost of sales                                                        (4,864,212)     (5,642,113)
                                                                     -----------     -----------

GROSS PROFIT                                                            713,436       1,008,165
                                                                     -----------     -----------

Administrative expenses (including an exceptional
charge of (pounds)241,976 - see Note 4)                                (712,958)       (707,735)
Distribution costs                                                     (591,262)       (454,760)
Other operating income                                        3         108,880         120,972
                                                                     -----------     -----------

                                                                     (1,195,340)     (1,041,523)
                                                                     -----------     -----------

OPERATING LOSS                                                4        (481,904)        (33,358)
Exceptional item-gain on disposal of dormant subsidiaries     5         315,686              --
                                                                     -----------     -----------
LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAXATION               (166,218)        (33,358)
Bank interest                                                           (59,344)        (37,369)
                                                                     -----------     -----------

LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                            (225,562)        (70,727)
Tax on loss on ordinary activities                            7         191,623          44,944


LOSS ON ORDINARY ACTIVITIES AFTER TAXATION                              (33,939)        (25,783)
Equity dividends                                              9              --         (39,000)
                                                                     -----------     -----------
RETAINED LOSS FOR THE PERIOD                                 19         (33,939)        (64,783)
                                                                     ===========     ===========


All of the activities of the group are classed as continuing.

There were no recognised gains or losses other than the loss for the financial period.

             The accompanying accounting policies and notes form an
                  integral part of these financial statements.

                                      F-2




PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS

CONSOLIDATED BALANCE SHEET


                                                                        18 MARCH      31 MARCH
                                                                          2005          2004
                                                                 NOTE   (POUNDS)      (POUNDS)

FIXED ASSETS
Tangible assets                                                   10      709,719       810,007
                                                                       -----------   -----------

CURRENT ASSETS
Stocks                                                            12    1,451,595     1,013,377
Debtors                                                           13    1,871,930     1,782,160
Cash at bank and in hand                                                  170,150       475,767
                                                                       -----------   -----------

                                                                        3,493,675     3,271,304
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                    14   (3,395,842)   (3,220,309)
                                                                       -----------   -----------

NET CURRENT ASSETS                                                         97,833        50,995
                                                                       -----------   -----------

TOTAL ASSETS LESS CURRENT LIABILITIES                                     807,552       861,002

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR           15      (20,219)      (39,730)
                                                                       -----------   -----------

NET ASSETS                                                                787,333       821,272
                                                                       -----------   -----------

CAPITAL AND RESERVES
Called up share capital                                           17      364,711       364,711
Share premium account                                             18       68,856        68,856
Capital redemption reserve                                        18      312,714       312,714
Profit and loss account                                           18       41,052        74,991
                                                                       -----------   -----------

SHAREHOLDERS' FUNDS                                               19      787,333       821,272
                                                                       -----------   -----------

Equity                                                                    647,013       680,952
Non-equity                                                                140,320       140,320
                                                                       -----------   -----------

                                                                          787,333       821,272
                                                                       ===========   ===========


The financial statements were approved by the Board of Directors on 27 June 2005.


Director:  Carmine T. Oliva.



             The accompanying accounting policies and notes form an
                  integral part of these financial statements.

PASCALL ELECTRONIC (HOLDINGS) LIMITED (PARENT COMPANY ONLY)

BALANCE SHEET

                                                            18 MARCH    31 MARCH
                                                              2005       2004
                                                      NOTE  (POUNDS)    (POUNDS)

FIXED ASSETS
Investments                                            11    746,499    585,548
                                                            ---------  ---------

CURRENT ASSETS
Debtors                                                13         --    759,703

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR         14         --   (598,970)
                                                            ---------  ---------

NET CURRENT ASSETS                                                --    160,733
                                                            ---------  ---------

TOTAL ASSETS LESS CURRENT LIABILITIES                        746,499    746,281
                                                            =========  =========

CAPITAL AND RESERVES
Called up share capital                                17    364,711    364,711
Share premium account                                  18     68,856     68,856
Capital redemption reserve                             18    312,714    312,714
Profit and loss account                                18        218         --
                                                            ---------  ---------

SHAREHOLDERS' FUNDS                                          746,499    746,281
                                                            =========  =========

Equity                                                       606,179    605,961
Non-equity                                                   140,320    140,320
                                                            ---------  ---------

                                                             746,499    746,281
                                                            =========  =========

The financial statements were approved by the Board of Directors on 27 June
2005.


Director:  Carmine T. Oliva.

             The accompanying accounting policies and notes form an
                  integral part of these financial statements.

PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS

CONSOLIDATED CASH FLOW STATEMENT

                                                                       PERIOD           YEAR
                                                                        ENDED          ENDED
                                                                    18 MARCH 2005   31 MARCH 2004
                                                             NOTE     (POUNDS)        (POUNDS)

NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES           20       360,759       (233,832)

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid                                                          (61,868)       (35,613)
                                                                      ---------      ---------

NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE                                                   (61,868)       (35,613)
                                                                      ---------      ---------

TAXATION                                                                    20        149,858

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                     (183,488)       (84,542)
Sale of tangible fixed assets                                           39,657         62,433
                                                                      ---------      ---------

NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND
FINANCIAL INVESTMENT                                                  (143,831)       (22,109)
                                                                      ---------      ---------

ACQUISITIONS AND DISPOSALS
Sale of subsidiary undertakings                                         76,000             --
                                                                      ---------      ---------

NET CASH INFLOW FROM ACQUISITIONS AND DISPOSALS                         76,000             --
                                                                      ---------      ---------

EQUITY DIVIDENDS PAID                                                  (39,000)            --

FINANCING
Capital elements of finance lease rentals                              (41,544)       (36,073)
                                                                      ---------      ---------

NET CASH OUTFLOW FROM FINANCING                                        (41,544)       (36,073)
                                                                      ---------      ---------

INCREASE/(DECREASE) IN CASH                                   21       150,536       (177,769)
                                                                      =========      =========


             The accompanying accounting policies and notes form an
                  integral part of these financial statements.


                                      F-5

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


1.       PRINCIPAL ACCOUNTING POLICIES

         BASIS OF PREPARATION

         The financial statements are prepared in accordance with applicable United Kingdom accounting standards and under the historical cost convention. During the latest period presented, the company changed its fiscal year end to 18 March from 31 March.

         The principal accounting policies of the group are set out below. The policies have remained unchanged from the previous year.

         BASIS OF CONSOLIDATION

         The "group" financial statements consolidated those of the company, being Pascall Electronic (Holdings) Limited, and its subsidiary undertaking (see Note 11) drawn up to 18 March 2005. Acquisitions of subsidiaries are dealt with by the acquisition method of accounting.

         GOODWILL

         Goodwill arising on consolidation representing the excess of the fair value of the consideration given over the fair values of the identifiable net assets acquired, is capitalised and is amortised on a straight line basis over its estimated useful economic life. Negative goodwill is written back to the profit and loss account to match the recovery of the non-monetary assets acquired.

         As a matter of accounting policy, purchased goodwill first accounted for in accounting periods ending before 23 December 1998, the implementation date of Financial Reporting Standard No 10, was eliminated from the financial statements by immediate write-off on acquisition against reserves. Such goodwill will be charged or credited to the profit and loss account on the subsequent disposal of the business to which it relates.

         TURNOVER

         Turnover consists of the invoiced value (excluding VAT) for goods and services supplied in the period.

         RESEARCH AND DEVELOPMENT

         Research and development expenditure is written off in the period in which it is incurred.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


         TANGIBLE FIXED ASSETS AND DEPRECIATION

         Tangible fixed assets are stated at cost or valuation, net of depreciation and any provision for impairment.

         Depreciation is calculated to write down the cost less estimated residual value of all tangible fixed assets over their useful economic lives. Where there is evidence of impairment, fixed assets are written down to their recoverable amount. The principal annual rates used are as follows:

         Short leasehold property              life of lease
         Plant and machinery                   10%-25%          Straight line
         Motor vehicles                        25%              Reducing balance

         STOCKS AND WORK IN PROGRESS

         Stocks and work in progress are stated at the lower of cost and net realisable value. Cost is determined on a first-in first-out basis. The cost of work in progress and finished goods comprises materials, direct labour and attributable production overheads. Net realisable value is based on estimated sales price after allowing for all further costs of completion and disposal.

         DEFERRED TAXATION

         Deferred tax is provided, except as noted below, on timing differences that have arisen but not reversed by the balance sheet date, where the timing differences result in an obligation to pay more tax, or a right to pay less tax, in the future. Timing differences arise because of differences between the treatment of certain items for accounting and taxation purposes.

         In accordance with FRS 19 deferred tax is not provided on timing differences arising from:

         a) revaluation gains on land and buildings, unless there is a binding agreement to sell them at the balance sheet date; and

         b) gains on the sale of non-monetary assets, where on the basis of all available evidence it is more likely than not that the taxable gain will be rolled over into replacement assets.

         Deferred tax assets are recognised to the extent that it is regarded as more likely than not that they will be recovered.

         Deferred tax is measured at the tax rates that are expected to apply in the periods when the timing differences are expected to reverse, based on tax rates and law enacted or substantively enacted at the balance sheet date. Deferred tax assets and liabilities are not discounted.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


         FOREIGN CURRENCIES

         Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction, or if hedged at the forward contract rate. Monetary assets and liabilities denominated in foreign currency are translated into sterling at the rate of exchange ruling at the balance sheet date, or if hedged the forward contract rate. All exchange differences are recognised in the profit and loss account.

         GOVERNMENT GRANTS

         Grants in respect of fixed assets are credited to the profit and loss account in equal annual instalments over the useful lives of the assets concerned.

         Other grants are credited to the profit and loss account in the same year as the expenditure to which they contribute.

         LEASED ASSETS

         Fixed assets subject to finance leases are capitalised and depreciated in accordance with the depreciation policy stated above. The corresponding liability for the capital element is included in creditors, and the interest, calculated on a straight line basis, is charged against profits over the period of the lease. The rental and operating lease costs of all other assets are charged against profit before interest, as incurred.

         RETIREMENT BENEFITS

         DEFINED CONTRIBUTION PENSION SCHEME

         The pension costs charged against operating profits are the contributions payable to the scheme in respect of the accounting period.

         DEFINED BENEFIT PENSION SCHEME

         Pascall Electronics Limited, the trading subsidiary of Pascall Electronic (Holdings) Limited, participated in the Intelek plc Group Defined Benefit Pension Scheme.

         Prior to the cessation of Pascall Electronics Limited's participation in the Intelek plc Group Defined Benefit Pension Scheme on 18 March 2005, in accordance with SSAP 24, contributions to the scheme were charged to profits on the recommendation of a qualified actuary using the defined accrued benefit method so as to spread the cost of pensions over the anticipated service lives of scheme members. Deferred tax is fully accounted for on any difference between accumulated pension costs charged against profits and accumulated contributions paid.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


2.       TURNOVER BY GEOGRAPHICAL MARKET

         Turnover is wholly attributable to the principal activity of the group.

         An analysis of turnover by geographical market is given below:

                                                         PERIOD    TWELVE MONTHS
                                                          ENDED            ENDED
                                                       18 MARCH         31 MARCH
                                                           2005             2004
                                                       (POUNDS)         (POUNDS)

         European Community  (excluding UK)            153,147          157,703
         Rest of Europe                                     --            5,964
         North America                               3,405,990        4,797,849
         South America                                     235           21,620
         Asia                                          716,695          846,371
         Africa                                         27,486           13,249
                                                     ----------       ----------

         Export sales                                4,303,553        5,842,756
         United Kingdom                              1,274,095          807,522
                                                     ----------       ----------

                                                     5,577,648        6,650,278
                                                     ==========       ==========

3.       OTHER OPERATING INCOME

                                                         PERIOD    TWELVE MONTHS
                                                          ENDED            ENDED
                                                       18 MARCH         31 MARCH
                                                           2005             2004
                                                       (POUNDS)         (POUNDS)

         Rental income                                  87,662           99,972
         DTI Grant                                      21,000           21,000
         Other                                             218               --
                                                     ----------       ----------

                                                       108,880          120,972
                                                     ==========       ==========

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


4.       OPERATING LOSS

         The operating loss is arrived at after charging/(crediting):

                                                         PERIOD    TWELVE MONTHS
                                                          ENDED            ENDED
                                                       18 MARCH         31 MARCH
                                                           2005             2004
                                                       (POUNDS)         (POUNDS)

         Depreciation of tangible fixed assets          283,131         287,038
         Auditors' remuneration - audit services         23,669           9,500
         Research and development                       645,125         641,000
         Operating lease rentals
         - plant and machinery                            9,231           9,662
         - land and buildings                           331,557         313,625
         Loss on sale of fixed assets                     2,628          20,044
         Deferred income from Government Grants         (21,000)        (21,000)
         Exceptional item - write-off of
         pension prepayment                             241,976              --
                                                       =========       =========

         On 18 March 2005 the company ceased its participation in the Intelek plc group pension scheme. As a result the company no longer participates in a defined benefit pension scheme.

         Accordingly, the SSAP 24 prepayment amounting to (pounds)241,976 recognised in the prior year accounts has been charged to the profit and loss account through administrative expenses as an exceptional item for the period ended 18 March 2005. The related deferred tax liability of (pounds)72,593 has been released to the profit and loss account.

5.       EXCEPTIONAL ITEMS

         On 22 February 2005 the subsidiary undertaking, Pascall Microwave Limited, was sold for consideration of (pounds)1 to the ultimate parent undertaking at that time, being Intelek plc. The gain arising on disposal amounted to (pounds)315,685.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


6.       DIRECTORS AND EMPLOYEES

         The average number of staff employed by the group during the period, including directors was:

                                                        PERIOD    TWELVE MONTHS
                                                         ENDED            ENDED
                                                      18 MARCH         31 MARCH
                                                          2005             2004

         Production and ancillary                           92               93
         Administration and sales                           16               15
                                                     ----------       ----------

                                                           108              108
                                                     ==========       ==========

         Staff costs during the period were as follows:

                                                        PERIOD    TWELVE MONTHS
                                                         ENDED            ENDED
                                                      18 MARCH         31 MARCH
                                                          2005             2004
                                                      (POUNDS)          (POUNDS)

         Wages and salaries                          2,277,533        2,264,745
         Social security costs                         212,066          212,786
         Other pension costs                           338,082          154,007
                                                     ----------       ----------

                                                     2,827,681        2,631,538
                                                     ==========       ==========

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


6.       DIRECTORS AND EMPLOYEES (CONTINUED)

         Remuneration in respect of directors was as follows:

                                                        PERIOD    TWELVE MONTHS
                                                         ENDED            ENDED
                                                      18 MARCH         31 MARCH
                                                          2005             2004
                                                      (POUNDS)          (POUNDS)

         Emoluments                                   211,010           221,186
         Pension contributions to money
         purchase schemes                              12,667            11,795
                                                      --------          --------

                                                      223,677           232,981
                                                      ========          ========


         The emoluments of the highest paid director excluding pension contributions were (pounds)76,122 (2004: (pounds)96,502).

         Pension contributions for the highest paid director were (pounds)4,106 (2004: (pounds)5,055).

         There were two directors accruing benefits under a money purchase scheme (2004: 6).

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


7.       TAXATION ON LOSS ON ORDINARY ACTIVITIES

         (a) Analysis of charge in the period


                                                                          TWELVE
                                                          PERIOD          MONTHS
                                                           ENDED           ENDED
                                                        18 MARCH        31 MARCH
                                                            2005            2004
                                                        (POUNDS)        (POUNDS)

         CURRENT TAX:
         UK corporation tax based at 30% (2004: 30%)          --             --
         Adjustment in respect of prior year                  --        (66,808)

         Group relief
         Adjustment in respect of prior year                  --         32,055
                                                        ---------       --------

         Total current tax                                    --        (34,753)

         DEFERRED TAXATION:
         Origination and reversal of timing differences (191,623)       (10,191)
                                                        ---------       --------

         Taxation on loss on ordinary activities        (191,623)       (44,944)
                                                        =========       ========


         Unrelieved tax losses of (pounds)240,000 remain available to offset against future taxable trading profits.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


7.       TAXATION ON LOSS ON ORDINARY ACTIVITIES (CONTINUED)

         (b) Factors affecting current tax charge

         The tax assessed on the loss on ordinary activities for the period is higher than the standard rate of corporation tax in the UK of 30% (2004: 30%). The differences are explained as follows:

                                                                   PERIOD   TWELVE MONTHS
                                                                    ENDED           ENDED
                                                                 18 MARCH        31 MARCH
                                                                     2005            2004
                                                                 (POUNDS)        (POUNDS)

         Loss on ordinary activities before taxation            (225,562)        (70,727)
                                                                =========        ========

         Loss on ordinary activities multiplied by
         standard rate of corporation tax in the
         UK of 30% (2004: 30%)                                   (67,669)        (21,218)

         Effects of:
         Research and development tax credit                     (33,856)        (22,780)
         Expenses not deductible for tax purposes                 76,525           5,081
         Non taxable gains on disposal of dormant subsidiaries   (94,706)             --
         Capital allowances in excess of depreciation             14,881          14,858
         Creation of tax losses                                   72,167              --
         Other timing differences                                 32,658          18,739
         Group losses not paid for                                    --           5,320
         Adjustments in respect of prior years                        --         (34,753)
                                                                ---------        --------

         Total current tax (note 7(a))                                --         (34,753)
                                                                =========        ========

8.       PROFIT FOR THE FINANCIAL YEAR

         The parent company has taken advantage of section 230 of the Companies Act 1985 and has not included its own profit and loss account in these financial statements. The parent company's profit for the year was (pounds)218 (2004: (pounds)Nil).

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


9.       DIVIDENDS

                                                                          TWELVE
                                                          PERIOD          MONTHS
                                                           ENDED           ENDED
                                                        18 MARCH        31 MARCH
                                                            2005            2004
                                                        (POUNDS)        (POUNDS)

         Equity dividends:
         Ordinary shares - proposed final dividend
         of Nil per share (2004: 17.38p)                     --          39,000
                                                        ========        ========


10.      TANGIBLE FIXED ASSETS

                                       SHORT
                                   LEASEHOLD
                                    LAND AND    PLANT AND         MOTOR
                                   BUILDINGS    MACHINERY      VEHICLES         TOTAL

         THE GROUP                  (POUNDS)     (POUNDS)      (POUNDS)      (POUNDS)
         COST
         At 1 April 2004            251,477    3,278,730        85,949     3,616,156
         Additions                       --      196,170        28,958       225,128
         Disposals                       --       (9,457)      (55,913)      (65,370)
                                 -----------  -----------   -----------   -----------

         At 18 March 2005           251,477    3,465,443        58,994     3,775,914
                                 -----------  -----------   -----------   -----------

         DEPRECIATION
         At 1 April 2004             94,473    2,683,423        28,253     2,806,149
         Charge for the period       12,296      254,902        15,933       283,131
         Disposals                       --           --       (23,085)      (23,085)
                                 -----------  -----------   -----------   -----------

         At 18 March 2005           106,769    2,938,325        21,101     3,066,195
                                 -----------  -----------   -----------   -----------

         NET BOOK VALUE
         At 18 March 2005           144,708      527,118        37,893       709,719
                                 ===========  ===========   ===========   ===========

         At 31 March 2004           157,004      595,307        57,696       810,007
                                 ===========  ===========   ===========   ===========

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


10.      TANGIBLE FIXED ASSETS (CONTINUED)

         The figures stated above include assets held under finance leases and similar hire purchase contract as follows:

                                                                        (POUNDS)

         Net book value at 18 March 2005                                 81,409
                                                                        ========

         Net book value at 31 March 2004                                 84,666
                                                                        ========

         Depreciation provided in the period                             31,257
                                                                        ========


         THE COMPANY

         The company held no fixed assets at 18 March 2005 or 31 March 2004.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


11.      FIXED ASSET INVESTMENTS
                                                                       SHARES IN
                                                                      SUBSIDIARY
                                                                    UNDERTAKINGS
                                                                        (POUNDS)
         THE COMPANY
         Cost
         At 1 April 2004                                                585,548
         Additions                                                      236,951
         Disposals                                                      (76,000)
                                                                       ---------

         At 18 March 2005                                               746,499
                                                                       =========

         NET BOOK VALUE
         At 18 March 2005                                               746,499
                                                                       =========

         At 31 March 2004                                               585,548
                                                                       =========

         At 18 March 2005 the company held more than 20% of the allotted share capital of the following subsidiary undertaking:

                                                        PROPORTION
                                      CLASS OF SHARE     HELD BY
           SUBSIDIARY UNDERTAKING     CAPITAL HELD       COMPANY      NATURE OF BUSINESS

         Pascall Electronics            Ordinary           100%     Design, development and
         Limited                                                    manufacture of electronic
                                                                    instruments, components and
                                                                    sub systems

         The subsidiary undertaking is consolidated within these financial statements under the acquisition method of accounting.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


12.      STOCKS

         THE GROUP
                                                  18 MARCH 2005    31 MARCH 2004
                                                       (POUNDS)         (POUNDS)

         Raw materials and consumables                 401,273          399,019
         Work in progress                              743,872          339,989
         Finished goods and goods for resale           306,450          274,369
                                                     ----------       ----------

                                                     1,451,595        1,013,377
                                                     ==========       ==========


         THE COMPANY

         The company had no stocks at 18 March 2005 or 31 March 2004.

13.      DEBTORS

         THE GROUP
                                                  18 MARCH 2005    31 MARCH 2004
                                                       (POUNDS)         (POUNDS)

         Trade debtors                               1,525,256        1,391,867
         Amounts owed by group undertakings                 --               --
         Other debtors                                  21,421           14,142
         Prepayments and accrued income                102,886          345,387
         Taxation recoverable                           26,153           26,173
         Deferred tax asset (Note 16)                  196,214            4,591
                                                     ----------       ----------

                                                     1,871,930        1,782,160
                                                     ==========       ==========


         Included in prepayments is a SSAP 24 pension prepayment of (pounds)Nil (2004: (pounds)241,976).

         THE COMPANY
                                                  18 MARCH 2005    31 MARCH 2004
                                                       (POUNDS)         (POUNDS)

        Amounts owed by group undertakings                  --          759,703

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


 14.     CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

         THE GROUP                                18 MARCH 2005    31 MARCH 2004
                                                       (POUNDS)         (POUNDS)

         Bank overdrafts                               140,657          596,810
         Obligations under finance leases               50,194           30,587
         Trade creditors                               846,251          789,836
         Amounts owed to group undertakings          1,600,000        1,178,877
         Other taxation and social security            129,809          128,054
         Other creditors                                 7,848            2,983
         Proposed dividend                                  --           39,000
         Accruals and other deferred income            621,083          454,162
                                                     ----------       ----------

                                                     3,395,842        3,220,309
                                                     ==========       ==========


         Amounts payable under finance leases and hire purchase contracts are secured upon the assets to which they relate.

         THE COMPANY
                                                  18 MARCH 2005    31 MARCH 2004
                                                       (POUNDS)         (POUNDS)

         Amounts owed to group undertakings                 --          598,970
                                                     ==========       ==========


15.      CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

         THE GROUP                                18 MARCH 2005    31 MARCH 2004
                                                       (POUNDS)         (POUNDS)
         Obligations under finance leases
         - one to two years                             20,219           39,730
                                                     ==========       ==========

         THE COMPANY

         The company had no liabilities due in greater than one year at 18 March 2005 or 31 March 2004.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


16.      DEFERRED TAXATION

         THE GROUP                                                      DEFERRED
                                                                       TAX ASSET
                                                                        (POUNDS)

         At 1 April 2004                                                  4,591
         Reversed during period                                         191,623
                                                                        --------

         At 18 March 2005                                               196,214
                                                                        ========


         The deferred tax asset recognised in the financial statements is set out below:

                                                  18 MARCH 2005    31 MARCH 2004
                                                       (POUNDS)         (POUNDS)

         Accelerated capital allowances                 42,805           28,824
         Other timing differences                       81,243          (26,263)
         Losses                                         72,166            2,030
                                                       --------          -------

                                                       196,214            4,591
                                                       ========          =======


         THE COMPANY

         The company had no deferred tax assets or liabilities at 18 March 2005 or 31 March 2004.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


17.      SHARE CAPITAL

                                                                     18 MARCH 2005   31 MARCH 2004

                                                                          (POUNDS)        (POUNDS)
          AUTHORISED
          307,190 ordinary shares of (pounds)1 each                       307,190         307,190
          215,250 9 1/2% redeemable convertible cumulative preference
          shares of (pounds)1 each                                        215,250         215,250
          300,640 10% non-cumulative preference shares of (pounds)1 each  300,640         300,640
                                                                          -------         -------
                                                                          823,080         823,080
                                                                          =======         =======

          ALLOTTED, CALLED UP AND FULLY PAID
          224,391 ordinary shares of (pound)1 each                        224,391         224,391
          140,320 10% non-cumulative preference shares of (pound)1 each   140,320         140,320
                                                                          -------         -------

                                                                          364,711         364,711
                                                                          =======         =======

         Rights of non-equity shareholders:

         The holders of the 10% non-cumulative preference shares are entitled to be paid a fixed non-cumulative preferential dividend at the rate of 10% per annum out of the profits of the company resolved to be distributed in respect of that period.

         On a winding up the holders of the 10% non-cumulative preference shares would have a right to receive out of the assets available for distribution, repayment in full of the nominal amount paid up on these preference shares in priority to all other shares of the company. There is no other right to participate in the profits or assets of the company under such circumstances.

         The preference shares do not confer on the holders the right to receive notices of, or to attend or vote at, general meetings of the company unless a resolution for the winding up of the company shall be proposed and then only on such resolution.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


18.      SHARE PREMIUM ACCOUNT AND RESERVES

                                                 SHARE      CAPITAL       PROFIT
                                               PREMIUM   REDEMPTION     AND LOSS
                                               ACCOUNT      RESERVE      ACCOUNT
          THE GROUP                           (POUNDS)     (POUNDS)     (POUNDS)

          At 1 April 2004                      68,856      312,714       74,991
          Loss for the period                      --           --      (33,939)
                                              --------     --------     --------

          At 18 March 2005                     68,856      312,714       41,052
                                              ========     ========     ========


                                                 SHARE      CAPITAL       PROFIT
                                               PREMIUM   REDEMPTION     AND LOSS
                                               ACCOUNT      RESERVE      ACCOUNT
          THE COMPANY                         (POUNDS)     (POUNDS)     (POUNDS)

          At 1 April 2004                      68,856      312,714           --
          Profit for the period                    --           --          218
                                              --------     --------     --------

          At 18 March 2005                     68,856      312,714          218
                                              ========     ========     ========

         The cumulative amount of goodwill arising from acquisitions accounted for in years ending before 23 December 1998 which has been written off to group reserves, net of goodwill charged or credited to the profit and loss account on subsequent disposal of the business to which it related is (pounds)280,797 (2004: (pounds)280,797).

         The balance on the share premium account and capital redemption reserve may not be distributed legally under the Companies Act 1985.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


19.      RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS

                                                                     PERIOD      TWELVE MONTHS
                                                                      ENDED              ENDED
                                                                   18 MARCH           31 MARCH
                                                                       2005               2004
                                                                   (POUNDS)           (POUNDS)

         Loss for the financial period                             (33,939)           (25,783)
         Dividends                                                       -            (39,000)
                                                                  ---------           --------

         Net decrease in shareholders' funds                       (33,939)           (64,783)

         Shareholders' funds at 1 April 2004                       821,272            886,055
                                                                  ---------           --------

         Shareholders' funds at 18 March 2005                      787,333            821,272
                                                                  =========           ========

20.      NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES

                                                                     PERIOD      TWELVE MONTHS
                                                                      ENDED              ENDED
                                                                   18 MARCH           31 MARCH
                                                                       2005               2004
                                                                   (POUNDS)           (POUNDS)

         Operating loss                                           (481,904)           (33,358)
         Depreciation                                              283,131            287,038
         Profit on sale of fixed assets                              2,628             20,044
         (Increase)/decrease in stock                             (438,218)           126,596
         Decrease/(increase) in debtors                            341,519           (379,651)
         Increase/(decrease) in creditors                          653,603           (254,501)
                                                                  ---------          ---------

         Net cash inflow/(outflow) from operating activities       360,759           (233,832)
                                                                  =========          =========

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


21.      RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                         PERIOD   TWELVE MONTHS
                                                          ENDED           ENDED
                                                       18 MARCH        31 MARCH
                                                           2005            2004
                                                       (POUNDS)        (POUNDS)

         Increase/(decrease) in cash in year            150,536        (177,769)
         Cash outflow from finance leases                41,544          36,073
                                                       ---------       ---------

         Change in net debt resulting from cash flows   192,080        (141,696)

         Inception of finance leases                    (41,640)       (106,390)
                                                       ---------       ---------

         Movement in net debt in the year               150,440        (248,086)
         Net debt at 1 April 2005                      (191,360)         56,726
                                                       ---------       ---------

         Net debt at 18 March 2005                      (40,920)       (191,360)
                                                       =========       =========

22.      ANALYSIS OF CHANGES IN NET DEBT

                                              AT                                    AT
                                         1 APRIL   CASH FLOW   NON-CASH       18 MARCH
                                            2004    (POUNDS)      ITEMS           2005
                                        (POUNDS)               (POUNDS)       (POUNDS)

         Cash at bank and in hand       475,767    (305,617)        --        170,150
         Overdrafts                    (596,810)    456,153         --       (140,657)
                                       ---------   ---------   --------      ---------

                                       (121,043)    150,536         --         29,493
         Finance leases                 (70,317)     41,544    (41,640)       (70,413)
                                       ---------   ---------   --------      ---------

                                       (191,360)    192,080    (41,640)       (40,920)
                                       =========   =========   ========      =========

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


23.      DISPOSALS

         During the period the group disposed of its interest in Pascall Microwave Limited and Pascall Electronic Systems Limited. Group profits include (pounds)Nil earned by Pascall Microwave Limited and Pascall Electronic Systems Limited up to their date of disposal on 22 February 2005. The net assets/(liabilities) on the date of disposal were:

                                                                         PASCALL
                                                    PASCALL           ELECTRONIC
                                                  MICROWAVE              SYSTEMS
                                                    LIMITED              LIMITED
                                                   (POUNDS)             (POUNDS)

         Debtors                                   796,699                2,205
         Creditors                                (720,701)            (317,889)
                                                  ---------            ---------

                                                    75,998             (315,684)
         Profit on disposal                              1              315,685
                                                  ---------            ---------

                                                    75,999                    1
                                                  ---------            ---------

         Satisfied by:
         Cash                                       75,999                    1
                                                  ---------            ---------


         Pascall Microwave Limited and Pascall Electronic Systems Limited were dormant for the period ended 18 March 2005 and the year ended 31 March 2004 and therefore made no contribution to group cash flows.

         Analysis of the net cash inflow of cash in respect of disposals during the period:

                                                       2005                 2004
                                                   (POUNDS)             (POUNDS)

         Cash consideration                         76,000                   --
                                                  =========            =========

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


24.      RETIREMENT BENEFITS

         DEFINED CONTRIBUTION PENSION SCHEME

         The group operates a defined contribution pension scheme for the benefit of the employees. The assets of the scheme are administered by trustees in a fund independent from those of the group.

         DEFINED BENEFIT PENSION SCHEME

         On 18 March 2005, Intelek plc, the group's ultimate parent undertaking for the period to that date, undertook to meet Pascall Electronics Limited's proportion of the scheme deficit at that date. The potential liability has not yet been finalised by the scheme's actuaries, but it is not expected to exceed (pounds)800,000.

         Since the period-end a sum in excess of this amount has been paid over to the Trustees of the scheme by Intelek plc to meet Pascall Electronics Limited's proportion of the deficit arising in the scheme. Furthermore the scheme trustees have given an undertaking discharging Pascall Electronics Limited from any further liability to the Scheme.

         At 1 April 2004, the financial statements included a prepayment in respect of scheme contributions of (pounds)241,976 as required by SSAP
         24. As at 18 March 2005 following agreement by Intelek plc to make up the shortfall for the elements of the scheme attributable to Pascall Electronics Limited, this prepayment was written off to the profit and loss account.

         Full disclosures as required by SSAP 24 and FRS 17 transitional disclosures are given in the financial statements of Intelek plc.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004



25.      FINANCIAL COMMITMENTS

         CAPITAL COMMITMENTS

         Capital expenditure commitments are as follows:

                                                          18 MARCH 2005     31 MARCH 2004
                                                               (POUNDS)          (POUNDS)

         Contracted for, but not provided in the accounts          712             1,188
                                                               ========          ========


         OPERATING LEASE COMMITMENTS

         The payments which the group is committed to make in the next year under operating leases are as follows:

         (i) Land and buildings, leases expiring
               beyond five years                               276,530           298,500
                                                               ========          ========

         (ii) Other assets, leases expiring
               within one year                                   5,334                --
               one to five years                                 5,705             8,054
                                                               --------          --------
                                                                11,039             8,054
                                                               ========          ========


26.      CONTINGENT LIABILITIES

         The group has entered into foreign exchange commitments totalling (pounds)2,178,000 (2004: (pounds)1,539,000).

27.      RELATED PARTY DISCLOSURES

         The group has taken advantage of the exemption offered by FRS 8 not to disclose transactions with other group companies on the grounds that it is a wholly owned subsidiary and group accounts are publicly available from the registered office of the ultimate parent undertaking.

      PASCALL ELECTRONIC (HOLDING) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


28.      ULTIMATE PARENT UNDERTAKING

         The company's immediate parent undertaking is Xcel Corporation Limited.

         The company's ultimate parent undertaking was Intelek plc for the year ended 31 March 2004 and for the period to 18 March 2005. Intelek plc is a company incorporated in the United Kingdom.

         At 18 March 2005, the company's ultimate parent undertaking changed from Intelek plc to Emrise Corporation, a company incorporated in the United States of America. The largest group of undertakings for which group accounts are drawn up is that headed by Emrise Corporation.

         Copies of the consolidated financial statements of Emrise Corporation and Intelek plc are available from the registered office of the relevant company.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004


29. SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

         The financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom ("U.K. GAAP") which differ in certain respects from accounting principles generally accepted in the United States of America ("U.S. GAAP").

         The following is a summary of the significant adjustments to loss on ordinary activities and shareholders' funds when reconciling amounts recorded in the financial statements to the corresponding amounts in accordance with U.S. GAAP. There are no differences between turnover recorded in the financial statements and the corresponding amounts in accordance with U.S. GAAP.

                                                                 PERIOD             YEAR
                                                                  ENDED            ENDED
                                                          18 MARCH 2005    31 MARCH 2004
                                                               (POUNDS)         (POUNDS)

         Loss on ordinary activities under U.K. GAAP           (33,939)         (25,783)
         U.S. GAAP adjustments:
           Adjustments under SFAS No. 133-Derivatives (a)       61,717           (2,471)
           Provision for compensated absences (b)                2,781            1,338
           Adjustment to pension charge (c)                    169,383          (59,483)
           Elimination of gain on disposal of dormant
              subsidiaries (d)                                (315,686)              --
                                                               --------        --------
        Loss on ordinary activities under U.S. GAAP           (115,744)         (86,399)
                                                              ========         ========


                                                          18 MARCH 2005    31 MARCH 2004

         Shareholders' funds under U.K. GAAP                   787,333          821,272
         U.S. GAAP adjustments:
           Adjustments under SFAS No. 133-Derivatives (a)       56,871           (4,846)
           Provision for compensated absences (b)              (15,991)         (18,772)
           Elimination of pension asset (c)                         --         (169,383)
           Elimination of dividend provision (e)                    --           39,000
           Adjustment to record goodwill previously written
           off to group reserves (f)                            42,000           42,000
                                                               --------        --------
         Shareholders' funds under U.S. GAAP                   870,213          709,271
                                                               ========         ========

         The following table reflects the effects on balance sheet line items as a result of the adjustments listed above.  The effects on shareholders' funds are reflected in the table above.


                                                                           18 MARCH 2005        31 MARCH 2004
                                                                                 (POUNDS)             (POUNDS)

         Debtors under U.K. GAAP                                               1,871,930            1,782,160
         U.S. GAAP adjustments:
           Adjustments under SFAS No. 133-Derivatives (a)                         56,871               (4,846)
           Elimination of pension asset (c)                                            -             (169,383)
                                                                                 --------            ---------
         Debtors under U.S. GAAP                                               1,928,801            1,607,931
                                                                               =========            =========

         Creditors: Amounts falling due within one year
           under U.K. GAAP                                                     3,395,842            3,220,309
         U.S. GAAP adjustments:
           Provision for compensated absences (b)                                 15,991               18,772
           Elimination of dividend provision (e)                                       -              (39,000)
                                                                                 --------            ---------
         Creditors: Amounts falling due within one year
           under U.S. GAAP                                                      3,411,833           3,200,081
                                                                                =========           =========

         Goodwill under U.K. GAAP                                                      -                    -
         U.S. GAAP adjustments:
           Adjustment to record goodwill previously
           written off to group reserves (f)                                      42,000               42,000
                                                                                 --------            ---------
         Goodwill under U.S. GAAP                                                 42,000               42,000
                                                                                 =======             ========


      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004

29. SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (CONTINUED)

         The following table reflects the effects on the profit and loss line items as a result of the adjustments listed above. The effects on the net loss from ordinary activities are reflected in the table above.

                                                                           18 MARCH 2005        31 MARCH 2004
                                                                                 (POUNDS)             (POUNDS)


         Cost of sales under U.K. GAAP                                        (4,864,212)          (5,642,113)
         U.S. GAAP adjustments:
           Adjustments under SFAS No. 133-Derivatives (a)                         61,717               (2,471)
           Provision for compensated absences (b)                                  2,781                1,338
                                                                                 --------           ----------
         Cost of sales under U.S. GAAP                                        (4,799,714)          (5,643,246)
                                                                                =========           =========

         Administrative expense under U.K. GAAP                                 (712,598)            (707,735)
         U.S. GAAP adjustments:
           Elimination of pension asset (c)                                      169,383              (59,483)
                                                                                 --------            ---------
         Administration expense under U.S. GAAP                                 (543,215)            (767,218)
                                                                                 =======             ========

         Exceptional item-gain on disposal of dormant
           subsidiaries under U.K. GAAP                                          315,686                    -
         U.S. GAAP adjustments:
           Elimination of gain on disposal of
             dormant subsidiaries (d)                                           (315,686)                   -
                                                                                 --------            ---------
         Exceptional item-gain on disposal of dormant
            subsidiaries under U.S. GAAP                                               -                    -
                                                                                 =======             ========

         (a) Adjustments under SFAS No. 133-Derivatives

         Under U.K. GAAP, at each balance sheet date, monetary assets and liabilities denominated in a foreign currency may be translated at a forward rate where there are related or matching forward contracts in respect of trading transactions. Under U.K. GAAP the fair value of derivatives is not permitted to be recognised on the balance sheet. Under U.S. GAAP, Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments, requires the valuation of monetary assets and liabilities at their fair value. Changes in fair value are either reflected in current earnings or comprehensive income depending on the nature of the derivative.

         (b) Provision for compensated absences

         Under U.K. GAAP, no provision is made for employee compensated absences. Under U.S. GAAP provision is made for the cost of employee's rights to compensated absences from work.

         (c) Adjustment to pension charge and elimination of pension asset

         The Intelek plc Group Defined Benefit Pension Scheme provided the same defined benefits to the employees of all companies within the group, including the company. The assets contributed by Intelek plc were available to provide benefits to employees of all companies within the group and were not segregated into separate accounts for each company nor were assets restricted in any way to limit the benefits provided to any one company within the group.

         Intelek plc performed an actuarial calculation of the entire group's pension cost in accordance with SSAP 24, "Accounting for Pension Costs." In addition, the supplemental disclosure requirement of FRS 17, "Retirement Benefits," was presented on a group level. Intelek plc recorded a prepaid pension asset in accordance with the U.K. GAAP requirements that permit the recognition of an asset if the net periodic pension cost is less than the amounts the employer has contributed to the scheme. Intelek plc allocated a portion of this asset to the company based on an internal formula developed by Intelek plc, which resulted in a prepaid pension asset on the books of the company through 31 March 2004. The

29. SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (CONTINUED)

         allocation of this asset was not based on actuarial data because separate actuarial computations were not performed for each company in the group. As described in Note 24, under U.K. GAAP, the company recorded a charge to write off the pension asset that was previously recorded under SSAP 24.

         The characteristics of the scheme are similar to those of a multiemployer pension plan that provides defined benefits under U.S. GAAP. Under a multiemployer pension plan, the company would have been required under U.S. GAAP to recognize as net period pension cost the required contribution for the period, and any contributions due and unpaid would have been reflected as a liability of the company. U.S. GAAP would not have permitted the initial recording of the pension asset. Accordingly, the pension asset was eliminated at 31 March 2004 for U.S. GAAP presentation. Also, the charge to write off the pension asset recorded under U.K. GAAP in the period ended 18 March 2005 was reversed in the U.S. GAAP reconciliation. There are no other reconciliation adjustments because the amount recorded as expense under U.K. GAAP was based on the annual contributions required into the plan. This expense and liability would have been the same as that recorded under U.S. GAAP.

         (d) Elimination of gain on disposal of dormant subsidiaries

         During the period ended 18 March 2005, the company reported an "exceptional item-gain on disposal of dormant subsidiaries" of (POUNDS)315,686 in its Consolidated Profit and Loss Account.
         Under U.K. GAAP, gains arising upon the disposal of a subsidiary undertaking to a related party may be recognised in the profit and loss account for the period. Under U.S. GAAP, gains arising upon the disposal of a subsidiary undertaking to a related party must be recognized directly in shareholders' funds and not included in the calculation of net profit and loss..

         (e) Elimination of dividend provision

         Under U.K. GAAP, for accounting periods beginning before 1 January 2005, dividends not approved for payment prior to the year-end may be provided for at the balance sheet date. Under U.S. GAAP, a dividend must be approved prior to the year-end in order for it to be recorded as a liability at the balance sheet date.

         (f) Adjustment to record goodwill previously written off to group reserves.

         For acquisitions prior to 1998, U.K. GAAP permitted goodwill arising on acquisitions to be written off directly to group reserves. Under U.S. GAAP, the amount of goodwill required to be recognised would be (pounds)42,000 at 18 March 2005 and 31 March 2004.

         PRESENTATIONAL DIFFERENCES

         BALANCE SHEET PRESENTATION

         Under U.K. GAAP, assets in the balance sheet are presented in ascending order of liquidity.

         Under U.S. GAAP, assets are presented in descending order of liquidity.

         NET LOSS PER SHARE

         U.S. GAAP requires the disclosure of net loss per share. The following tables compare net loss per share calculated under U.K. GAAP to net loss per share calculated under U.S. GAAP:

                                                               U.K. GAAP     U.S. GAAP
                                                                 PERIOD        PERIOD
                                                                  ENDED         ENDED
                                                             18 MARCH 2005  18 MARCH 2005
                                                                (POUNDS)      (POUNDS)
                                                                ---------    ----------
         Net loss                                                (33,939)     (115,744)
         Outstanding shares - basic and diluted                  224,391       224,391
         Net loss per share                                        (0.15)        (0.52)
                                                                 =======      ========


                                                               U.K. GAAP     U.S. GAAP
                                                                 PERIOD         YEAR
                                                                  ENDED         ENDED
                                                             31 MARCH 2004  31 MARCH 2004
                                                                (POUNDS)      (POUNDS)
                                                                ---------    ----------

         Net loss                                                (25,783)      (86,399)
         Outstanding shares - basic and diluted                  224,391       224,391
         Net loss per share                                        (0.11)        (0.39)
                                                                 =======      ========

         There were no potentially dilutive options or warrants outstanding during the periods presented.


      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE
                        TWELVE MONTHS ENDED 31 MARCH 2004

29. SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (CONTINUED)

         COMPREHENSIVE INCOME (LOSS)

         The comprehensive loss under U.S. GAAP is the same as net loss under U.S. GAAP for all periods presented.

         CASH FLOW STATEMENT

         As permitted by Item 17 of Form 20-F, the following statements of cash flows were prepared in conformity with U.S. GAAP.

                                                                 PERIOD         YEAR
                                                                  ENDED         ENDED
                                                             18 MARCH 2005  31 MARCH 2004
                                                                (POUNDS)      (POUNDS)
                                                                ---------    ----------
         CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                                (115,744)     (86,399)
           Adjustments to reconcile net loss to cash provided
           by (used in) operating activities:
              Depreciation and amortization                       283,131      287,038
              Gain on sale of property, plant and equipment         2,628       20,044
              Deferred income taxes                              (108,907)     (87,307)
           Changes in operating assets and liabilities:
              Accounts receivable                                (173,994)    (330,145)
              Inventories                                        (438,218)     126,596
              Accounts payable and accrued expenses               811,015     (100,551)
              Other liabilities                                        --       51,137
         Cash provided by (used in) operating activities          259,911     (119,587)
         CASH FLOWS FROM INVESTING ACTIVITIES:
           Net purchases of property, plant and equipment        (183,488)     (84,542)
           Proceeds from sale of property, plant and equipment     39,657       62,433
           Proceeds from sale of investments in subsidiary         76,000           --
         Cash used in investing activities                        (67,831)     (22,109)
         CASH FLOWS FROM FINANCING ACTIVITIES:
           (Repayments) borrowings on bank overdraft             (456,153)     469,284
           Repayments of capital lease obligations                (41,544)     (36,073)
         Cash provided by (used in) financing activities         (497,697)     433,211
         Net increase (decrease) in cash and cash equivalents    (305,617)     291,515
         Cash and cash equivalents at beginning of period         475,767      184,252
         Cash and cash equivalents at end of period               170,150      475,767
         SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
           Cash paid during the period for:
              Interest                                             61,868       35,613
              Income taxes                                             --           --
           Noncash transactions:
              Purchase of equipment under capital lease            41,640      106,390
              Conversion of payable to Intelek plc into equity    315,684           --
                                                                 =========   ==========

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                        NOTES TO THE FINANCIAL STATEMENTS
               PERIOD FROM APRIL 1, 2004 TO MARCH 18, 2005 AND THE
                       TWELVE MONTHS ENDED MARCH 31, 2004

29. SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (CONTINUED)

         RELATED PARTY DISCLOSURES

         U.S. GAAP requires the disclosure of related party transactions. The following summarizes the related party balances and transactions for each period with Intelek plc, the ultimate parent undertaking for the period to 18 March 2005 and the year ended 31 March 2004:

                                                               AT              AT
                                                          18 MARCH 2005   31 MARCH 2004
                                                            (POUNDS)        (POUNDS)
                                                           ----------      ----------
         Non-interest bearing payable to Intelek plc        1,800,000       1,178,877

         Of the (pounds)1,800,000 payable to Intelek plc at 18 March 2005, (pounds)200,000 is included in trade creditors in Note 14. The remaining (pounds)1,600,000 was replaced by debt payable to Xcel Corporation Limited, the company's immediate parent undertaking at 18 March 2005.

         During the period ended 18 March 2005 Intelek plc charged the group (pounds)Nil(2004: (pounds)252,370) in respect of management charges.

         On 22 February 2005 the group sold its interest in Pascall Microwave Limited and Pascall Electronic Systems Limited for cash consideration amounting to (pounds)76,000.

         During the period ended 18 March 2005 Intelek plc converted payables amounting to (pounds)315,684 into equity.

(b) Pro Forma Financial Information.
    --------------------------------

         As described in Item 2.01 of this report, effective as of March 18, 2005, XCEL acquired all of the issued and outstanding capital stock of PEHL. The accompanying unaudited condensed consolidated statements of operations for the periods ended March 31, 2005 and December 31, 2004 are set forth herein to give effect to the acquisition of PEHL and Pascall as if the acquisition had been consummated at the beginning of the earliest period presented (January 1, 2004). A pro forma condensed consolidated balance sheet is not presented because the balance sheets of PEHL and Pascall and related purchase accounting adjustments were included in the financial statements included in Emrise's quarterly report on Form 10-Q for the three months ended March 31, 2005, as amended.

         Emrise previously acquired, effective as of July 13, 2004, all of the issued and outstanding common stock of Larus Corporation. The accompanying unaudited condensed consolidated statements of operations for the year ended December 31, 2004 also give effect to the acquisition of Larus Corporation and Larus Corporation's subsidiary as if that acquisition had been consummated at January 1, 2004.

         The acquisitions were accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisitions, over the fair value of net assets acquired are recorded as goodwill.

         The unaudited pro forma condensed consolidated statements of operations do not reflect any potential cost savings that were or may be realized following the acquisitions. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in Emrise's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma condensed consolidated statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations or financial position would actually have been had the acquisitions occurred on January 1, 2004, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date.

         All information contained herein should be read in conjunction with Emrise's annual report on Form 10-K for the year ended December 31, 2004, its quarterly report on Form 10-Q for the three months ended March 31, 2005, as amended, the consolidated financial statements and notes thereto of PEHL and subsidiary included in Item 9.01(a) of this Form 8-K and the notes to unaudited pro forma financial information included herein. The following pro forma financial information is included in this report:

                                                                            Page
                                                                            ----

Pro Forma Condensed Consolidated Statements of Operations for
     the Three Months Ended March 31, 2005..................................F-34

Pro Forma Condensed Consolidated Statements of Operations for
     the Year Ended December 31, 2004.......................................F-36

  EMRISE CORPORATION AND PASCALL ELECTRONIC (HOLDINGS) LIMITED AND SUBSIDIARIES
       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                        THREE MONTHS ENDED MARCH 31, 2005
                 (Dollars and Shares In Thousands, Except Per Share Data)

                                                                          PRO FORMA
                                                    EMRISE       PEHL     ADJUSTMENT        TOTALS
                                                   ---------   ---------  ---------       ---------
Net sales ......................................   $  7,299    $  3,241   $     --        $ 10,540

Cost of sales ..................................      4,187       1,648         --           5,835
                                                   ---------   ---------  ---------       ---------

Gross profit ...................................      3,112       1,593         --           4,705

Selling, general and administrative expenses ...      2,831       1,070          3 (a)       3,904

Engineering and product development expenses ...        532         359         --             891
                                                   ---------   ---------  ---------       ---------

Income (loss) from operations ..................       (251)        164         (3)            (90)
Total interest and other expense ...............        (33)         --         --             (33)
                                                   ---------   ---------  ---------       ---------

Income (loss) before income taxes ..............       (284)        164         (3)           (123)

Income tax expense .............................         66          --         --              66
                                                   ---------   ---------  ---------       ---------

Net income (loss) ..............................   $   (350)   $    164   $     (3)       $   (189)
                                                   =========   =========  =========       =========

Loss per share - basic (b) .....................   $  (0.01)         --         --        $  (0.01)
Loss per share - diluted (b) ...................   $  (0.01)         --         --        $  (0.01)

Shares outstanding - basic .....................     36,788          --        556          37,344

Shares outstanding - diluted ...................     36,788          --        556          37,344

------------------

(a) Amortization of intangible assets (technology and customer relationships) totaled $3 for the quarter based on the following estimated values and service lives: trademarks - $50 and 5 years.

  EMRISE CORPORATION AND PASCALL ELECTRONIC (HOLDINGS) LIMITED AND SUBSIDIARIES

                        THREE MONTHS ENDED MARCH 31, 2005
                  (Dollars and Shares In Thousands, Except Per Share Data)


(b) The following table summarizes the combined pro forma basic and diluted loss per share as if Emrise had acquired PEHL as of January 1, 2005:

                                                                           PRO FORMA
                                                     EMRISE       PEHL     ADJUSTMENT    TOTALS
                                                    ---------   ---------  ---------   ---------
Earnings (loss) per share

Numerator:

   Net income (loss) attributable to common
   stockholders                                     $   (350)   $    164   $     (3)   $   (189)

Denominator:

   Weighted average number of common shares
   outstanding during the period - basic              36,788          --         --      36,788

   Additional weighted average common shares
   if private placement occurred at January
   1, 2005 (considered necessary to acquire PEHL)         --          --        556         556

   Adjusted weighted average shares                   36,788          --        556      37,344

   Incremental shares from assumed
   conversions of warrants, options and
   preferred stock                                        --          --         --          --

   Adjusted weighted average shares                   36,788          --        556      37,344

Loss per share - basic   ........................   $  (0.01)         --         --    $  (0.01)

Loss per share - diluted   ......................   $  (0.01)         --         --    $  (0.01)

 EMRISE CORPORATION AND PASCALL ELECTRONIC (HOLDINGS) LIMITED AND LARUS CORPORATION AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                                  YEAR ENDED DECEMBER 31, 2004
                          (Dollars and Shares In Thousands, Except Per Share Data)


                                                       LARUS                PRO FORMA
                                           EMRISE   CORPORATION    PEHL     ADJUSTMENT          TOTALS
                                          ---------  ---------   ---------   ---------         ---------
Net sales .............................   $ 29,861   $  2,625    $ 13,574          --          $ 46,060

Cost of sales .........................     16,146      1,260      10,659         (60) (a)       28,005
                                          ---------  ---------   ---------   ---------         ---------

Gross profit ..........................     13,715      1,365       2,915          60            18,055

Selling, general and administrative
   expenses ...........................     10,226        682       3,285         (15) (a)       14,228
                                                --         --          --          40  (b)           --
                                                --         --          --          10  (c)           --

Engineering and product development ...         --         --          --          --                --
   expenses ...........................      1,521        220         359          --             2,100
                                          ---------  ---------   ---------   ---------         ---------

Income (loss) from operations .........      1,968        463        (729)         25             1,727

Interest expense ......................      (433)         --        (110)        (76) (d)         (527)
                                                --         --          --         (18) (e)           --
                                                --         --          --         110  (f)           --

Other expense, net ....................        (6)          2          --          --                (4)
                                          ---------  ---------   ---------   ---------         ---------

Income (loss) before income taxes .....      1,529        465        (839)         41             1,196

Income tax (benefit) expense ..........         49        181        (355)         (7) (g)         (132)
                                          ---------  ---------   ---------   ---------         ---------

Net income (loss) .....................   $  1,480   $    284    $   (484)         48          $  1,328
                                          =========  =========   =========   =========         =========

Earnings per share - basic (h) ........   $   0.06         --          --    $  (0.02)         $   0.04

Earnings per share - diluted (h) ......   $   0.06         --          --    $  (0.03)         $   0.03

Shares outstanding - basic (h) ........     24,063         --          --      13,718            37,781

Shares outstanding - diluted (h) ......     24,839         --          --      13,718            38,557

---------------

(a) Reduction of $60 rent allocated to manufacturing overhead and $15 allocated to selling and administration due to a recording of a liability in purchase accounting for an unfavorable lease in the Larus Corporation acquisition.
(b) Amortization of Larus Corporation intangible assets (technology and customer relationships) totaled $40 for the year based on the following estimated values and service lives: technology - $500 and 10 years; customer relationships - $300 and 10 years.
(c) Amortization of Pascall intangible assets (trademarks) totaled $10 for the year based on the following estimated values and service lives: trademarks -$50 and 5 years.
(d) Increase in interest cost of $76 for long-term notes. The long-term notes for $3,000 carry an interest rate of 30-day LIBOR plus 1.0% (average interest rate of 5.0% would have resulted in interest expense of $76 for the additional six month period).
(e) Increase of $18 in working capital interest. Working capital interest is expected to be 5.0% of expected additional capital needs of approximately $700 on an annual basis.
(f) Decrease in interest cost of $110 related to Pascall debt repaid as a result of acquisition.

  EMRISE CORPORATION AND PASCALL ELECTRONIC (HOLDINGS) LIMITED AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                          YEAR ENDED DECEMBER 31, 2004
                  (Dollars and Shares In Thousands, Except Per Share Data)


(g)      Income tax effect of additional income from the pro forma adjustments
(h) The following table summarizes the combined pro forma basic and diluted earnings per share as if Emrise had acquired Larus Corporation and PEHL as of January 1, 2004:

                                                          LARUS                PRO FORMA
                                               EMRISE   CORPORATION   PEHL     ADJUSTMENT     TOTALS
                                              ---------  ---------  ---------   ---------   ---------
Earnings per share

Numerator:

   Net income (loss) attributable to
   common stockholders                        $  1,480   $    284   $   (484)   $     48    $  1,328

Denominator:

   Weighted average number of common
   shares outstanding during the
   period - basic                               24,063         --         --          --      24,063

   Common shares issued to acquire
   Larus Corporation                                --         --         --       1,214       1,214

   Additional weighted average common
   shares if private placement occurred at
   January 1, 2004 (considered necessary to
   acquire PEHL)                                    --         --         --      12,504      12,504

   Adjusted weighted average shares
   -basic                                       24,063         --         --      13,718      37,781

   Incremental shares from assumed
   conversions of warrants, options
   and preferred stock                             776         --         --          --         776

   Adjusted weighted average shares             24,839         --         --      13,718      38,557

Earnings per share - basic                    $   0.06         --         --    $  (0.02)   $   0.04

Earnings per share - diluted                  $   0.06         --         --    $  (0.03)   $   0.03

(c)   Exhibits.
      ---------

  Number               Description
  ------               -----------

    2.1 Agreement dated March 1, 2005 among Intelek Properties Limited, XCEL Corporation Limited, Intelek PLC and Emrise Corporation relating to the sale and purchase of the outstanding capital shares of Pascall Electronic (Holdings) Limited (1)
    2.2 Supplemental Agreement dated March 18, 2005 among Intelek Properties Limited, XCEL Corporation Limited, Intelek PLC and Emrise Corporation (1)
    2.3 Loan Agreement dated March 18, 2005 among XCEL Corporation Limited, Pascall Electronics Limited and Pascall Electronic (Holdings) Limited (1)

------------------

     (1) Filed as an exhibit to the initial filing of this Form 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2005                      EMRISE CORPORATION

                                          By:  /S/ CARMINE T. OLIVA
                                               ---------------------------------
                                               Carmine T. Oliva, Acting Chief
                                               Financial Officer

                                       7